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                                                                    EXHIBIT 99.1



PRESS RELEASE                                                  November 16, 1998


                SUPERIOR NATIONAL INSURANCE GROUP, INC. ANNOUNCES
                    RIGHTS OFFERING TO EXPIRE ON NOVEMBER 20;
                NOTICE OF GUARANTEED DELIVERY FORM NOW AVAILABLE

        Superior National Insurance Group, Inc. (Nasdaq: SNTL) confirmed today that its Rights Offering, whereby holders of rights can purchase common stock of the Company for $16.75 per share, will expire as scheduled at 5:00 p.m. (New York City Time) on November 20, 1998. Payment is due to the Company's subscription agent, Wilmington Trust Company, in immediately available funds prior to that time.

        For brokers and their clients who do not hold Subscription Certificates but wish to exercise rights, the Company is making available a Notice of Guaranteed Delivery form. The form is available from Wilmington Trust Company, the Company, or Corporate Investor Communications, Inc., the information agent for the Rights Offering, telephone number (888) 296-3413.

        Contact at Superior National Insurance Group, Inc., J. Chris Seaman,
(818) 878-2240. Questions regarding the Rights Offering should be addressed to Corporate Investor Communications, Inc., at (888) 296-3413.

        Superior National Insurance Group is the parent company of Superior National Insurance Company and Superior Pacific Casualty Company, specialty workers compensation insurers operating in California through branch offices located in Sacramento, Pleasanton, Fresno, Calabasas, Woodland Hills, Irvine, San Diego, and in Phoenix, Arizona. On May 5, 1998, SNTL announced it had agreed to acquire Business Insurance Group, Inc.

        This announcement does not constitute an offer of any securities. Any offering of securities will be made only by means of a prospectus. This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Actual results could differ materially from those projected in forward-looking statements as a result of the variability of business conditions and the inherent difficulty of accurately forecasting revenues and expenses.